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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF CFM TECHNOLOGIES, INC.

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                                                                 JURISDICTION OF
        NAME                                                      INCORPORATION
        ----                                                     ---------------
   CFM Technologies, Incorporated............................... Pennsylvania
   CFMT, Inc.................................................... Delaware
   CFM International Corp....................................... Guam
   CFM Technologies Limited..................................... Scotland
   CFM Technologies, S.A. ...................................... France
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